                                                                    EXHIBIT 10.1



                  STOCK PURCHASE AND DEBT CONVERSION AGREEMENT


         This Stock Purchase and Sale Agreement (this "AGREEMENT") is executed effective as of February 1, 2000 (the "EFFECTIVE DATE"), by and among The Concours Group, Inc., a Delaware corporation (the "COMPANY"), Dr. Ron Christman, solely in his capacity as Trustee of that certain Voting Trust Agreement effective as of February 5, 1997 (the "Trustee"), Tallard B.V., a Netherlands company ("TALLARD"), Infologix (BVI) Limited, a British Virgin Islands company ("INFOLOGIX").

                                 R E C I T A L S

         1. Lingfield A.B., a Swedish company ("LINGFIELD"), and Tallard are related parties. Lingfield and the Company were parties to that certain Loan Agreement, dated as of March 5, 1999, as amended July 16, 1999 and August 23, 1999 (the "LOAN AGREEMENT"), whereby Lingfield agreed to loan to the Company up to Four Million United States Dollars ($4,000,000 USD), as evidenced by four notes convertible into shares of the common stock, $0.01 par value per share (the "COMMON STOCK") of the Company (the "NOTES").

         2. Lingfield, Tallard and the Company were parties to that certain Registration Rights Agreement, dated as of February 5, 1997, as amended March 5, 1999 and February 1, 2000 (the "REGISTRATION RIGHTS AGREEMENT"), whereby the Company agreed, upon the occurrence of certain events and under certain conditions, to effect the registration of certain registerable shares.

         3. Lingfield and the Company were parties to that certain Security Agreement, dated as of March 10, 1999 (the "SECURITY AGREEMENT"), whereby the Company granted to Lingfield a security interest in certain property of the Company to secure the indebtedness of the Company to Lingfield under the Loan Agreement.

         4. Lingfield, Tallard, the trustee and his successors in trust of that certain Voting Agreement dated February 5, 1997, and the Company are parties to that certain Voting Agreement, dated as of February 5, 1997, as amended March 5, 1999 (the "VOTING AGREEMENT"), whereby the trustee agreed to vote all shares of Common Stock which he is authorized to vote for the election of the "Tallard Directors" (as defined in the Voting Agreement), and Tallard and Lingfield agreed to vote all shares of Common Stock which they are authorized to vote for the election of the "Trustee Directors" (as defined in the Voting Agreement) to the Company's Board of Directors.

         5. Lingfield and Infologix are parties to that that certain Agreement Regarding the Transfer of a Receivable ("TRANSFER AGREEMENT"), dated as of February 1, 2000, whereby Lingfield assigned and transferred to Infologix, and Infologix accepted such assignment and transfer of, the Notes issued under the Loan Agreement.

         6. Lingfield and Infologix are parties to that certain Assignment and Assumption Agreement, dated as of February 1, 2000, (the "ASSIGNMENT AGREEMENT"), whereby Lingfield agreed to assign to Infologix and Infologix accepted such assignment, of all rights and obligations of Lingfield under the Loan Agreement, the Registration Rights Agreement, the Security Agreement, and the Voting Agreement.

         7. Infologix desires to purchase from the Company, and the Company has agreed to sell to Infologix, seven hundred fifty thousand (750,000) shares of the Common Stock of the Company, conditioned upon the simultaneous conversion of the Notes by Infologix into eight hundred thousand (800,000) shares of the Company's Common Stock plus additional shares of the Company's Common Stock in payment of accrued but unpaid interest on the Notes.

         8. Tallard, as the holder of one million eight hundred ten thousand (1,810,000) shares of Series A Convertible Preferred Stock, $0.01 par value per share (the "SERIES A STOCK") of the Company, has certain preemptive rights to acquire equity securities proposed to be issued by the Company. In addition,
Section 5 of that certain Certificate of Designation of the Powers, Rights and Preferences of the Series A Convertible Preferred Stock of the Company (the "DESIGNATION") provides for the adjustment of the conversion price of the Series A Stock effective upon the sale of Common Stock by the Company if the sale is at a price per share which is less than the conversion price then in effect. Tallard agrees to waive any and all preemptive rights with respect to all shares of Common Stock and warrants issued pursuant to this Agreement and acknowledges that this issuance does not create any reduction or other change in the conversion price of the Series A Stock under Section 5 of the Designation.

         9. Tallard, pursuant to the Loan Agreement, under certain conditions had certain rights to receive stock options under similar terms and conditions as those granted by the Company to designated optionees under the 1999 Employee Stock Option Plan. Tallard and the Company have agreed that, in consideration for Tallard's waiver of all rights to any options under the terms of the Loan Agreement, the Company will issue to Tallard warrants to purchase fifty thousand (50,000) shares of Common Stock of the Company.

         10. The parties hereto in connection with this sale and purchase and debt conversion have agreed to amend various collateral agreements.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereafter stated, the Company, the Trustee, Tallard, and Infologix agree as follows:

         1. Purchase of Stock by Infologix. Infologix agrees to purchase from the Company, and the Company agrees to sell to Infologix, on the terms and conditions set forth in this Agreement, 750,000 shares of Common Stock ("ADDITIONAL COMMON STOCK"); provided, however, that the Company's obligation to sell the Additional Common Stock to Infologix is



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

conditioned upon Infologix's simultaneous conversion of the Notes. The terms and conditions of the purchase and sale are as follows:

                  1.1 Purchase Price. The Purchase Price (herein so called) to be paid by Infologix to the Company for the Additional Common Stock shall be an aggregate amount of Six Million United States Dollars ($6,000,000 USD). Within ten (10) days of the Effective Date of this Agreement, Infologix shall initiate payment to the Company of Three Million United States Dollars ($3,000,000 USD) of the Purchase Price by wire transfer in accordance with written instructions provided by the Company. The remaining Three Million United States Dollars ($3,000,000 USD) of the Purchase Price shall be paid by Infologix to the Company within thirty (30) days of the Effective Date of this Agreement (the "SECOND PAYMENT"), by wire transfer in accordance with written instructions provided by the Company. It is the expectation of the parties that the Purchase Price will be used for working capital and general corporate purposes.

                  1.2 Conditions.

                           (a) Repayment of Loan, Cancellation of Guarantees,
Cancellation of Letter of Credit and Amendment to Investment Agreement. The Company, Tallard, and Infologix agree that within seven (7) days after the Second Payment, (i) the Company shall apply out of the Purchase Price One Million United States Dollars ($1,000,000 USD) to repay the principal amount of the loan plus accrued but unpaid interest through the repayment date under the revolving credit facility made available to the Company by Bank One, Texas, N.A.; (ii) the letter of credit issued by Citibank on behalf of Tallard for the benefit of Bank One, Texas, N.A. shall be canceled or returned to Citibank;
(iii) the Company and Tallard shall cancel that certain Security and Reimbursement Agreement dated April 1997 by and between the Company and Tallard;
(iv) the Company shall file with the Texas Secretary of State a termination of that certain Financing Statement filed on March 11, 1997; and (v) the Investment Agreement dated February 5, 1997, shall be amended to delete Sections 5.6, 5.7, 5.8, and 6, relating to guarantees of Tallard and the provision, use and transfer of certain information. At the Closing, in addition to other documents then executed, the parties shall execute such agreements or documents which may be necessary to effectuate these several purposes.

                           (b) Conversion of Notes by Infologix. The Company and
Infologix agree that, effective as of the Closing (as defined in Section 3 hereof), the Notes shall be converted into eight hundred thousand (800,000) shares of the Company's Common Stock on the basis of a value of Five United States Dollars ($5.00 USD) per share (the "CONVERSION PRICE") plus five thousand four hundred twenty-five (5,425) shares representing all accrued but unpaid interest due under the Notes (collectively, the "CONVERTED SHARES"). The Conversion Price set forth in this Agreement shall supercede and replace any prior understanding or agreement regarding such conversion price, including specifically that set out in the Notes. At the Closing, in addition to other documents then executed, the parties shall execute such agreements or documents as may be necessary to convert such Notes into shares of the Company's Common



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

Stock. The Notes, upon conversion into shares of Common Stock, shall be canceled and returned to the Company at the time of the Second Payment.

         2. Tallard's Waiver of Rights under the Loan Agreement and the Company's Issuance of Warrants to Tallard. Tallard hereby (i) waives any and all rights to receive stock options and any rights related to the grant of options under the 1999 Plan which Tallard may have in connection with the Loan Agreement ( "WAIVER"); (ii) acknowledges and agrees that the Company's grant of options under the 1999 Plan does not create any obligation of the Company to grant options to Tallard pursuant to the terms of the Loan Agreement ("ACKNOWLEDGMENT"); and (iii) releases any claim for action for rights to options pursuant to the Loan Agreement that might be brought against the Company, its directors, officers or agents in connection with the grant of options under 1999 Plan ("RELEASE"). In exchange for Tallard's Waiver, Acknowledgment and Release, the Company agrees to issue to Tallard warrants to purchase fifty thousand (50,000) shares of Common Stock of the Company exercisable until December 31, 2009, upon the payment to the Company of Five United States Dollars ($5.00 USD) per share (the "WARRANTS").

         3. Time and Place of Closing. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place effective as of February 1, 2000. The parties agree that all Closing documents and funds may be transmitted by fax, federal express and/or wire transfer. The date of actual execution of this Agreement is referred to in this Agreement as the "CLOSING DATE."

         4. Delivery. Upon receipt of the Second Payment, the Company shall deliver to Infologix certificates representing the Additional Common Stock and the Converted Shares and to Tallard a certificate representing the Warrants.

         5. Tallard's Waiver of Preemptive Rights with Respect to the Additional Common Stock and Warrants. Tallard hereby waives any and all preemptive rights or similar rights (including but not limited to any right to receive notice of preemptive rights) Tallard may have in connection with the issuance of the Additional Common Stock and Warrants under this Agreement. In addition, Tallard acknowledges and agrees that the issuance of the Additional Common Stock and Warrants under this Agreement does not create any reduction or other change in the conversion price of the Series A Stock under Section 5 of the Designation. Tallard also hereby releases any claim for action for preemptive rights or for adjustment to the conversion price of the Series A Stock that might be brought against the Company, its directors, officers or agents in connection with the issuance of the Additional Common Stock and Warrants under this Agreement.

         6. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to Tallard and/or Infologix, as the case may be, that the following are true and correct as of the Effective Date and will be true and correct as of the Closing Date:



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

                  6.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate authority to own, lease and operate its property and assets and to carry on its business as it is now being conducted, and is proposed to be conducted, and is duly qualified as a foreign corporation to do business and is in good standing in Texas.

                  6.2 Articles and Bylaws. The Company has previously furnished to Tallard copies of its Certificate of Incorporation, as amended, and Bylaws, and said copies are true and complete and contain all amendments to date.

                  6.3 Subsidiaries. The Company's organizational structure is depicted on that certain Exhibit A attached hereto and incorporated by reference herein.

                  6.4 Authorization. Subject to obtaining any necessary approvals or consents of the Board of Directors and/or stockholders of the Company, if any, as contemplated by Section 10 below, all corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement and the authorization, issuance and delivery of the Additional Common Stock, Warrants, and Converted Shares (collectively, the "NEW SECURITIES" or, as the case may be, as to Infologix, the Common Stock and Converted Shares, and as to Tallard, the Warrants) has been taken, or prior to Closing will be taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding or action in law or equity.)

                  6.5 Reservation. At any time during the period within which the rights represented by the Warrants may be exercised, the Company will at all time have authorized, and reserved for issuance or transfer upon the exercise of the subscription rights evidenced by the Warrants, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by the Warrants.

                  6.6      Capitalization and Valid Issuance of Stock.

                           (a) The authorized capital of the Company consists
prior to the Closing of ten million (10,000,000) shares of Common Stock, of which three million one hundred forty-one thousand four hundred twenty-nine (3,141,429) shares are issued and outstanding as of February 1, 2000, and five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the "PREFERRED STOCK"), of which one million eight hundred ten thousand (1,810,000) shares are issued and outstanding as of February 1, 2000.

                           (b) Immediately prior to the Closing, no options,
warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of capital stock shall be outstanding except for (i) outstanding options to purchase Common Stock of the Company that have been granted pursuant to the Company's (a) 1997 Employee Stock Option Plan, (b) 1998 Employee Stock Option Plan, (c) 1998 European Equity Compensation Plan, (d) 1999 Employee Stock Option Plan, and (e) 2000 Senior Executive Performance Plan; and (ii) the Notes which, pursuant to
Section 1.2(b) of this Agreement, will be converted into shares of the Company's Common Stock.

                           (c) The shares of Common Stock to be purchased by
Infologix, the shares to be issued to Infologix upon the conversion of the Notes, and the shares to be issued upon exercise of the Warrants (the "Warrant Shares"), when issued and delivered in accordance with the terms of this Agreement and upon payment therefor, will be duly and validly authorized and issued, fully paid and nonassessable and free from all U.S. federal or U.S. state taxes, liens and charges with respect to the issue thereof. The shares of Preferred Stock, including the Series A Stock, outstanding on the Effective Date are all duly and validly authorized and issued, fully paid and nonassessable.

                  6.7 Conflicting Laws, Agreements and Charter Provisions. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, or result in a breach of the provisions of any agreement, or instrument (including its charter and bylaws) to or by which the Company is bound; (ii) to the Company's knowledge, violate any order, judgment, statute, law (including securities and blue sky laws), rule or regulation to which the Company is or such transactions are subject, or (iii) result in the creation of any lien or encumbrances upon any of the properties or assets of the Company.

                  6.8 Legal Proceedings.

                           (a) Litigation. No action, suit, proceeding, or
investigation is pending or currently threatened against the Company, which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, business or operating results of the Company, or any change in the current equity ownership of the Company, nor to the Company's knowledge is there any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                           (b) Compliance With Law and Other Instruments. The
Company is not in violation of any provision of its Certificate of Incorporation or, to its knowledge, of any law, ordinance, requirement, regulation, judgment, injunction, award, decree or order specifically applicable to it, the violation of which might materially and adversely affect its financial condition, prospects, results of operations, assets or business taken as a whole. There is not, under any material agreement or instrument to which the Company is a party, any existing



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

default or event which with notice or lapse of time or both would constitute a material default or create a material lien, charge or encumbrance on any assets of the Company.

                  6.9 Registration Rights. Except for the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act of 1933, as amended (the "ACT"), the offer and sale of any of its outstanding securities or its securities which may hereafter be issued.

         7. Representations and Warranties of Tallard and Infologix and Restrictions on Transfer of the New Securities. Each of Tallard and Infologix represents and warrants to the Company as to itself that as of the Effective Date and as of the Closing Date, the following statements will be true and correct.

                  7.1 Organization and Qualification. Tallard is a company, duly organized, validly existing and in good standing under the laws of the Netherlands. Infologix is a company, duly organized, validly existing and in good standing under the laws of the British Virgin Islands. Tallard and Infologix have the requisite power and authority to carry on business as now conducted.

                  7.2 Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Tallard and Infologix. Tallard and Infologix have the full right, power and authority to enter into this Agreement and this Agreement constitutes the valid and binding obligation of each of Tallard and Infologix enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding or action in law or equity).

                  7.3 Investment Representations.

                           (a) Each of Tallard and Infologix is an "accredited
investor" within the meaning of Regulation D under the Act and is acquiring New Securities for its own account solely for investment, and not with a view to the distribution or resale thereof. There are no contracts, agreements or understandings with any persons or entities to sell, transfer or grant participation in the New Securities, with the exception of the transfer referenced in Section 11.

                           (b) Tallard and Infologix have received and examined
all the information and materials each considers necessary or appropriate to decide whether to purchase the New Securities, and have had an opportunity to ask questions of and receive answers from the Company respecting the provisions of the offering of the New Securities. Tallard acknowledges that it has a representative on the Board of Directors of the Company. Tallard and Infologix acknowledge that they are related parties under common control, and that all information obtained by Tallard as a result of Tallard's position on the Board of Directors of the

Company or to which Tallard has access are deemed to be in the possession of or accessible to Infologix.

                           (c) Each of Tallard and Infologix (i) has substantial
knowledge and experience in financial and business matters including without limitation evaluating and investing in non-seasoned companies, (ii) is capable of evaluating the merits of the prospective investment, (iii) is a sophisticated investor and (iv) has the ability to bear the economic risks including the risk of a total loss of its investment.

                           (d) Each of Tallard and Infologix understands that it
may not sell or otherwise dispose of the New Securities except in accordance with the provisions of Section 7.4 hereof and understands that the New Securities have not been registered under the Act and will be issued in reliance on an exemption from the registration requirements thereof, and that the certificates representing the New Securities may be the subject of a stop transfer notice with the Company's stock transfer agent and such certificates will contain the following legend, and any additions thereto required by applicable state securities laws:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state securities laws, and may not be offered for sale, sold or transferred in the absence of such registration or an opinion of counsel in form and substance satisfactory to The Concours Group, Inc. ("CONCOURS") to the effect that such registration is not required. Transfer of these shares is further restricted by the terms of the Stock Purchase and Debt Conversion Agreement among Concours and certain stockholders, dated as of February 1, 2000, and the Buy-Sell Agreement, among the Concours and certain stockholders, dated as of February 5, 1997, as amended. A copy of each of these agreements is on file at the offices of Concours."

Tallard and Infologix acknowledge that the Company is relying on Tallard's and Infologix's representations and warranties contained herein for purposes of determining compliance with the applicable federal and state securities laws.

                  7.4 Restrictions on Transfer. Except for sales, transfers, or other dispositions pursuant to an effective registration statement under the Act, Tallard and Infologix agree not to sell, transfer, or otherwise dispose of any of the New Securities or the Warrant Shares unless prior to the sale, transfer, or other disposition of any such shares: (i) Tallard or Infologix delivers to the Company written notice of the proposed sale, transfer, or other disposition, together with an opinion of counsel reasonably acceptable to the Company to the effect that the proposed sale, transfer, or other disposition may be effected without registration under the Act and qualification under any applicable state securities laws then in effect, and, if requested by the Company, the written consent of the transferee of such shares to be bound by the terms of this Agreement; or (ii) such sale, transfer, or other disposition is the subject of a no-action letter issued by the Staff of the Securities and Exchange Commission permitting such sale or disposition. Tallard and Infologix acknowledge that there is no currently available exemption under Rule 144 promulgated under the Act for sales of capital stock of the Company.

         7.5 Beneficial Ownership. Lingfield's transfer and assignment to Infologix of all its rights and obligations under the Loan Agreement, the Notes, the Registration Rights Agreement, the Security Agreement, and the Voting Agreement was a transfer and assignment to an affiliated or related party of Lingfield and did not result in a change in the beneficial ownership of the Notes.

         8. Amendment to Voting Agreement. The parties agree that the New Securities and the Warrant Shares shall be included among the "Tallard Shares", as that term is defined in that certain Voting Agreement effective as of February 5, 1997 by and between Tallard and the Trustee and his successors-in-trust as Trustee, as amended March 5, 1999, and shall be subject to the terms and provisions of the Voting Agreement just as if the New Securities were originally included among the Tallard Shares. At the Closing, in addition to other documents then executed, Tallard and the Trustee shall execute such agreements or documents as may be necessary to modify the Voting Agreement for such purpose.

         9. Amendment to Registration Rights Agreement. The parties agree that the New Securities and the Warrant Shares shall be included among the "Shares", as that term is defined in that certain Registration Rights Agreement entered into as of February 5, 1997, between the Company and Tallard, as amended March 5, 1999, and shall be subject to the benefits of the Registration Rights Agreement, just as if the New Securities and the Warrant Shares were originally included among the Shares. At the Closing, in addition to other documents then executed, the Company and Tallard shall execute such agreements or documents which may be necessary to amend the Registration Rights Agreement for such purpose.

         10. Board and Stockholders Approval. The obligations of the Company and the Trustee under this Agreement shall be subject to any necessary approvals or consents by the Board of Directors and/or stockholders of the Company of the terms and conditions of this Agreement. Any necessary approvals or consents by the Board of Directors and/or stockholders, as the case may be, shall be obtained within ten (10) days of the Effective Date of this Agreement ("APPROVAL DATE"). In the event that prior to the Approval Date, the Board of Directors and/or the stockholders, as the case may be, of the Company do not provide all necessary approvals or consents of the obligations of the Company under this Agreement, then this Agreement shall automatically terminate and be of no force or effect.

         11. Further Assurances and Intentions of the Parties. The parties hereto acknowledge that the certificate representing the Warrants (the "WARRANT CERTIFICATE") has not yet been drafted and agree that the Warrant Certificate shall be drafted substantially similar to the terms and conditions as provided herein and under the stock options granted pursuant to the Company's 1999 Employee Stock Option Plan. The parties hereto agree that Tallard may transfer
(i) the Warrants or the Warrant Shares, as the case may be, and (ii) its shares of Series A Stock and

Common Stock of the Company to Infologix (collectively, the "TRANSFERS"), subject to any necessary approvals or consents. The parties further acknowledge and agree to cooperate with each other and use reasonable efforts to effectuate the Transfers.

         12.      Miscellaneous.

                  12.1 Notices. Any notice or other communication required or permitted hereunder shall be in written and shall be sent by registered or certified mail, return receipt requested, or facsimile, or by overnight courier, delivered against receipt to the party to whom it is to be given at the address of such party as set forth below, or to such other address as the party shall have furnished in writing to all parties in accordance with the provisions of this Section 12.1, and shall be deemed properly given, (a) in the case of registered or certified mail, five business days after deposit in the United States mail, (b) in the case of facsimile, upon receipt of a confirmation notice, and (c) in the case of an overnight courier, on such courier's guaranteed delivery date, except for a notice changing a party's address which shall be deemed given only at the time of receipt thereof by each party affected thereby, and in the case of facsimile, on the day following the date of transmission:

                  If to the Company:

                           The Concours Group, Inc.
                           3 Kingwood Place
                           800 Rockmead Drive, Suite 151
                           Kingwood, TX  77339
                           Attn:  Dr. Ron Christman
                           Fax:   (281) 359-3443


                  With a copy to:

                           Jenkens & Gilchrist
                           A Professional Corporation
                           1100 Louisiana, Suite 1800
                           Houston, Texas 77002
                           Attn:  Andrius Kontrimas
                           Fax:   (713) 951-3314

                  If to Tallard:

                           Tallard, B.V.
                           Alexander Battalaan 40
                           6221 CE Maastricht
                           The Netherlands
                           Fax: 011 31 43 325 5043

                  With a copy to:

                           Vinge Law Firm
                           Nils Ericsonsgatan 17
                           Box 11025
                           40421 Goteborg
                           Sweden
                           Attn:  Bjorn Aschan
                           Fax: 011 46 31 158 811

                  If to Infologix:

                           Infologix (BVI) Limited
                           c/o Insinger Trust (BVI) Limited
                           P. O. Box 438 Tropic Isle Building
                           Wickhams Cay Road Town
                           Tortola
                           British Virgin Islands
                           Fax: +1 284 494 2704

                  With a copy to:

                           Vinge Law Firm
                           Nils Ericsonsgatan 17
                           Box 11025
                           40421 Goteborg
                           Sweden
                           Attn: Bjorn Aschan
                           Fax: 011 46 31 158 811

                  12.2 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company, Tallard, and Infologix.

                  12.3 No Third Party Beneficiaries. This Agreement does not create and shall not be construed as creating any rights enforceable by any person not a party to this Agreement.

                  12.4 Severability. If any provisions of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, that shall, in no way, affect the validity or enforceability of any other provision of this Agreement and that provision shall be deemed modified to the minimum extent necessary to render it valid, legal and enforceable while accomplishing the intent of such provision as nearly as practicable.

                  12.5 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and agree that no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Pronouns shall be deemed to include the singular, plural, masculine, feminine or neuter, as the context requires. References to section numbers are to sections of this Agreement unless otherwise indicated. All exhibits attached to this Agreement are incorporated herein as if set forth in this Agreement in full.

                  12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic law of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                  12.8 Expenses. Each party shall pay its expenses relating to the preparation, execution, delivery and performance of this Agreement and all transactions contemplated hereby.

                  12.9 Entire Agreement. This Agreement sets forth the entire understanding and agreement among the parties with respect to the subject matter hereof and supersedes and replaces any prior understanding, agreement or statement (written or oral).

         IN WITNESS WHEREOF, each of the parties hereto has executed, or has caused this Agreement to be executed on its behalf by its duly authorized officer, as of the day and year first above written.

                                    THE CONCOURS GROUP, INC.


                                    By:
                                        ----------------------------------------
                                        Dr. Ron Christman, its President


                                    TALLARD B.V., A NETHERLANDS COMPANY


                                    By:
                                        ---------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    INFOLOGIX (BVI) LIMITED, A BRITISH VIRGIN
                                    ISLANDS COMPANY

                                    By:
                                        ---------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    TRUSTEE OF THE VOTING TRUST

                                    -------------------------------------------

                                    Dr. Ron Christman, as Trustee